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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                   FORM 8-K/A

                        Amendment No. 1 to Current Report

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported): May 1, 2001
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                             Student Advantage, Inc.
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                    0-26173                    04-3263743
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(State or Other Jurisdiction        (Commission                (IRS Employer
     of Incorporation)              File Number)             Identification No.)


               280 Summer Street, Boston, MA                02210
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         (Address of Principal Executive Offices)         (Zip Code)


       Registrant's telephone number, including area code: (617) 912-2000
                                                           --------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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                                EXPLANATORY NOTE

     On May 4, 2001, Student Advantage, Inc. filed a Current Report on Form 8-K (the "Current Report") to report the closing of a private placement of common stock and warrants. The purpose of this Amendment No. 1 to the Current Report is to amend the Current Report to correct (1) the number of shares subject to the warrants identified in clause (ii) of the first paragraph of Item 5 by decreasing the number of shares from 1.8 million to 1.5 million and (2) the number of shares subject to the warrants described in clause (iii) of the first paragraph of Item 5 by increasing the number of shares from 0.5 million to
0.8 million.

     Student Advantage, Inc. hereby amends and restates Item 5 of the Current Report to read in its entirety as follows:

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On May 1, 2001, Student Advantage, Inc. (the "Company") issued and sold to five purchasers, for a total purchase price of $10.0 million, an aggregate of
(i) 5.0 million shares of its Common Stock, par value $.01 per share (the "Common Stock"), (ii) warrants to purchase 1.5 million shares of Common Stock with an exercise price of $3.00 per share and (iii) warrants to purchase 0.8 million shares of Common Stock with an exercise price of $3.50 per share, subject to adjustment as described below. The warrants are exercisable in full and expire on May 1, 2005.

     The exercise price of the warrants described in clause (iii) above shall be adjusted on November 1, 2001, May 1, 2002, November 1, 2002 and May 1, 2003 to equal the lower of (1) the exercise price then in effect and (2) the volume-weighted average sales price of the Common Stock during the ten trading day period ending on such date, provided that the exercise price shall not be less than $1.00. However, the exercise price shall not be adjusted after the date that (1) the volume-weighted average sales price of the Common Stock during the ten trading day period ending on such date is at least $4.83 and (2) a registration statement on Form S-3 covering resale to the public of the Common Stock issuable upon exercise of the warrants has been declared effective by the Securities and Exchange Commission and is then effective. An adjustment described in this paragraph to the exercise price of the warrants shall not result in an adjustment to the number of shares of Common Stock issuable upon exercise of the warrants.

     Pursuant to the terms of Registration Rights Agreements entered into between the Company and each of the purchasers, the Company agreed to register the shares of Common Stock and the shares of Common Stock issuable upon exercise of the warrants issued to the purchasers for resale to the public within ninety days following the closing and to use commercially reasonable efforts to cause the registration statements to be declared effective as soon as practicable.

     In connection with the transaction, the Company paid $200,000 to Reedland Capital Partners, an Institutional Division of Financial West Group, for its services as placement agent.

     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreements, the Registration Rights Agreements and the Common Stock Purchase Warrants, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    STUDENT ADVANTAGE, INC.


Date: May 11, 2001                  By: /s/ Kenneth S. Goldman
                                        -----------------------------------
                                        Kenneth S. Goldman
                                        Executive Vice President,
                                        Chief Financial Officer and Treasurer

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                                  EXHIBIT INDEX

10.1* Securities Purchase Agreement, dated as of May 1, 2001, by and between Student Advantage, Inc. and Jennison Associates LLC as subadviser for the Prudential Small Company Fund, Inc.

10.2* Registration Rights Agreement, dated as of May 1, 2001, by and between Student Advantage, Inc. and Jennison Associates LLC as subadviser for the Prudential Small Company Fund, Inc.

10.3* Common Stock Purchase Warrant, dated May 1, 2001, issued to Jennison Associates LLC as subadviser for the Prudential Small Company Fund, Inc.

10.4* Securities Purchase Agreement, dated as of May 1, 2001, by and between Student Advantage, Inc. and Jennison Associates LLC as subadviser for The Prudential Insurance Company of America Variable Contract Account-6.

10.5* Registration Rights Agreement, dated as of May 1, 2001, by and between Student Advantage, Inc. and Jennison Associates LLC as subadviser for The Prudential Insurance Company of America Variable Contract Account-6.

10.6* Common Stock Purchase Warrant, dated May 1, 2001, issued to Jennison Associates LLC as subadviser for The Prudential Insurance Company of America Variable Contract Account-6.

10.7* Securities Purchase Agreement, dated as of May 1, 2001, by and between Student Advantage, Inc. and Greylock IX Limited Partnership.

10.8* Registration Rights Agreement, dated as of May 1, 2001, by and between Student Advantage, Inc. and Greylock IX Limited Partnership.

10.9* Common Stock Purchase Warrant, dated May 1, 2001, issued to Greylock IX Limited Partnership.

10.10* Securities Purchase Agreement, dated as of May 1, 2001, by and between Student Advantage, Inc. and Baystar Capital, L.P.

10.11* Registration Rights Agreement, dated as of May 1, 2001, by and between Student Advantage, Inc. and Baystar Capital, L.P.

10.12* Common Stock Purchase Warrant, dated May 1, 2001, issued to Baystar Capital, L.P.

10.13* Securities Purchase Agreement, dated as of May 1, 2001, by and between Student Advantage, Inc. and Baystar International, Ltd.

10.14* Registration Rights Agreement, dated as of May 1, 2001, by and between Student Advantage, Inc. and Baystar International, Ltd.

10.15* Common Stock Purchase Warrant, dated May 1, 2001, issued to Baystar International, Ltd.

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* Previously filed.